Exhibit 99.1

WOMBAT SECURITY TECHNOLOGIES, INC. AND SUBSIDIARY
Pittsburgh, Pennsylvania

Consolidated Financial Statements

For the year ended December 31, 2017

and Independent Auditors’ Report Thereon

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Shareholders of Wombat Security Technologies, Inc. and Subsidiary
Pittsburgh, Pennsylvania
We have audited the accompanying consolidated financial statements of Wombat Security Technologies, Inc. and Subsidiary (Company), which comprise the consolidated balance sheet as of December 31, 2017, and the related consolidated statement of comprehensive income, changes in shareholders’ deficit, and cash flows for the year then ended and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility
Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2017, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter
As discussed in Note 14 to the consolidated financial statements, the Company entered into an Agreement and Plan of Merger subsequent to December 31, 2017.

/s/ Schneider Downs & Co., Inc.

Pittsburgh, Pennsylvania
April 6, 2018

WOMBAT SECURITY TECHNOLOGIES, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2017

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$14,628,805
Accounts receivable, net	8,825,820
Prepaid expenses and other current assets	1,482,397
Total Current Assets	24,937,022
PROPERTY AND EQUIPMENT, net	881,838
GOODWILL	5,332,943
INTANGIBLE ASSETS, net	1,768,431
OTHER ASSETS	30,725
Total Assets	$32,950,959

LIABILITIES
CURRENT LIABILITIES
Current portion of long-term debt, net	$5,176,484
Accounts payable	233,851
Accrued expenses	3,503,397
Deferred revenue	23,740,293
Total Current Liabilities	32,654,025
DEFERRED RENT	31,106
LONG-TERM DEFERRED REVENUE	1,250,352
DEFERRED INCOME TAXES	194,746
Total Liabilities	34,130,229
REDEEMABLE CONVERTIBLE PREFERRED STOCK	8,949,397
SHAREHOLDERS’ DEFICIT
PREFERRED STOCK	210
COMMON STOCK	895
ADDITIONAL PAID-IN CAPITAL	5,755,955
ACCUMULATED DEFICIT	(15,151,345)
ACCUMULATED OTHER COMPREHENSIVE LOSS	(6,117)
TREASURY STOCK	(728,265)
Total Shareholders’ Deficit	(10,128,667)
Total Liabilities, Redeemable Convertible Preferred Stock and Shareholders’ Deficit	$32,950,959

See notes to financial statements

WOMBAT SECURITY TECHNOLOGIES, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME
FOR THE YEAR ENDED DECEMBER 31, 2017

NET REVENUES
Training revenues	$21,704,266
Assessment revenues	14,181,620
Other revenues	2,511,372
Total Net Revenues	38,397,258

COSTS AND EXPENSES
Costs of products and services	3,716,917
General and administrative	8,099,478
Research and development	9,540,532
Selling and marketing	13,372,495
Total Costs and Expenses	34,729,422

Income From Operations	3,667,836

OTHER EXPENSE
Interest expense, net	(780,058)
Other expense, net	(340,451)
Total Other Expense, Net	(1,120,509)

Income Before Income Tax Expense	2,547,327

INCOME TAX EXPENSE	(75,550)

Net Income	2,471,777

OTHER COMPREHENSIVE LOSS
Foreign currency translation adjustment	(3,173)

Comprehensive Income	$2,468,604

See notes to financial statements

WOMBAT SECURITY TECHNOLOGIES, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS’ DEFICIT
FOR THE YEAR ENDED DECEMBER 31, 2017

	Redeemable Convertible Preferred Stock
	Series B Preferred Stock		Series B-1 Preferred Stock		Series A Preferred Stock		Common Stock		Treasury Stock		Paid-In Capital	Accumulated Other Comprehensive Loss	Accumulated Deficit	Total
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
BALANCE, December 31, 2016	399,539	$6,499,044	76,805	$2,450,353	209,772	$210	867,174	$867	(50,892)	$(728,265)	$4,988,865	$(2,944)	$(17,623,122)	$(13,364,389)
Stock-based compensation	—	—	—	—	—	—	—	—	—	—	483,400	—	—	483,400
Contingent issuance of common stock related to Stratum Security, LLC acquisition	—	—	—	—	—	—	7,310	7	—	—	182,977	—	—	182,984
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	—	—	—	(3,173)	—	(3,173)
Exercise of stock options	—	—	—	—	—	—	20,024	21	—	—	100,713	—	—	100,734
Net income	—	—	—	—	—	—	—	—	—	—	—	—	2,471,777	2,471,777
BALANCE, December 31, 2017	399,539	$6,499,044	76,805	$2,450,353	209,772	$210	894,508	$895	(50,892)	$(728,265)	$5,755,955	$(6,117)	$(15,151,345)	$(10,128,667)

See notes to financial statements

WOMBAT SECURITY TECHNOLOGIES, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2017

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$2,471,777
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	647,587
Amortization of discounts and deferred financing costs	144,519
Increase in allowance for doubtful accounts	60,700
Deferred income taxes	46,213
Stock-based compensation expense - options	483,400
Stock-based compensation expense - business acquisition	182,984
Deferred rent expense	(65,475)
Changes in assets and liabilities:
Accounts receivable	(4,545,771)
Prepaid expenses and other assets	(385,214)
Accounts payable	(12,892)
Accrued expenses	(3,100,354)
Deferred revenue	8,428,553
Net Cash Provided by Operating Activities	4,356,027

CASH FLOWS FROM INVESTNG ACTIVITIES
Purchases of patents	(132,783)
Purchases of property and equipment	(356,229)
Net Cash Used In Investing Activities	(489,012)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from stock options exercised	100,734
Net Cash Provided By Financing Activities	100,734

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(5,923)

Net Increase in Cash And Cash Equivalents	3,961,826

CASH AND CASH EQUIVALENTS
Beginning of year	10,666,979
End of year	$14,628,805

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the year for interest	$641,283

See notes to financial statements.

WOMBAT SECURITY TECHNOLOGIES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2017

NOTE 1 - ORGANIZATION
Wombat Security Technologies, Inc. was founded in June 2008 by certain faculty members of the School of Computer Science at Carnegie Mellon University (CMU) and was incorporated under the laws of the State of Delaware with its offices located in Pittsburgh, Pennsylvania. During 2016, Wombat Security Technologies, Inc. established Wombat Security Technologies UK, Ltd., a subsidiary incorporated in the United Kingdom. Wombat Security Technologies, Inc. and Wombat Security Technologies UK. Ltd. are collectively referred to as the Company.
The Company is a leading provider of cyber security training and filtering solutions. The Company designs software-based training solutions. The Company’s products are used in sectors as diverse as finance, government, telecom, health care, retail, education, transportation and utilities, primarily in the United States, and increasingly, around the world.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
A summary of significant accounting policies consistently applied by management in the preparation of the accompanying consolidated financial statements follows:
Basis of Accounting - The consolidated financial statements have been prepared on the accrual basis of accounting.
Principles of Consolidation - The accompanying consolidated financial statements include the accounts of Wombat Security Technologies, Inc. and its wholly owned subsidiary, Wombat Security Technologies UK, Ltd. All significant intercompany balances and transactions have been eliminated in consolidation.
Use of Estimates - The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.
Revenue Recognition - The Company derives revenue principally through fixed-commitment contracts under which customers are provided various services, including access to software modules, customer support, training, and other services. The contracts typically include an initial term of 12 months or more with a renewal option available to the customer upon payment of a renewal license fee. Revenue is recognized ratably over the contracted service period, provided there is pervasive evidence of an arrangement, the service has been provided to the customer, collection is reasonably assured, the amount of fees to be paid by the customer is fixed or determinable and there is no significant obligation at the completion of the contracted term. The Company’s contracts typically do not contain general rights of return.
Under most contracts, an annual fixed-commitment fee is determined based on the aggregate value of the service expected to be provided. Customers are billed in full for annual commitments fees in advance, upon commencement of the contract. Fees billed in advance are recorded in accounts receivable and deferred revenue, until such time that the relevant revenue recognition criteria have been met, at which time the related amounts are included in revenue. Annual fees are generally nonrefundable regardless of actual usage of services, and the contracts generally do not allow for cancellation or termination for convenience during the contract term.
The Company offers services to customers through single-element and multiple-element arrangements that may contain several services. In accordance with the Financial Accounting Standards Board’s (FASB) guidance on multiple-deliverable arrangements, the Company has evaluated the deliverables provided in contracts to determine whether they represent separate units of accounting and, specifically, whether the deliverables have value to customers on a standalone basis. The Company has determined that the services delivered to its customers under existing contracts generally represent a single unit of accounting.
Deferred Revenue - Deferred revenue represents the billed but unearned portion of existing contracts for services to be provided. Deferred revenue does not include the unbilled portion of existing contractual commitments from the Company’s customers. Accordingly, the deferred revenue balance does not represent the total contract value of outstanding contracts. Amounts that have been invoiced but not yet collected are recorded as revenue or deferred revenue, as appropriate,

WOMBAT SECURITY TECHNOLOGIES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2017

and are included in accounts receivable. Deferred revenue that will be recognized during the subsequent 12-month period is classified as a current liability.
Cash and Cash Equivalents - Cash and cash equivalents consist of short-term, highly liquid investments that have maturities of three months or less from date of issuance. The Company maintains, at financial institutions, cash that may exceed federally insured amounts at times.
Accounts Receivable - The Company provides credit in the normal course of business and performs ongoing credit evaluations on its customers’ financial condition, as deemed necessary, but generally does not require collateral to support such receivables. Accounts receivable are typically due within 30 to 60 days of the invoice date, depending on the contract terms with the related customers. Customer balances are considered past due based on contractual terms, and the Company does not accrue interest on the past-due balances. The Company performs ongoing credit evaluations of its customers’ financial condition that focus predominantly on the credit risk of specific customers. Once management determines that the receivables are not recoverable, the amounts are removed from the consolidated financial statements. At December 31, 2017, the Company has recorded an allowance for doubtful accounts of $60,700.
Property and Equipment - Property and equipment are stated at the lower of cost or fair value. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which range from 3 to 7 years. Expenditures for repairs and maintenance are charged to expense as incurred. For assets sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any related gain or loss is reflected in earnings for the period. The Company reviews long-lived assets for impairment whenever events or circumstances indicate that the carrying value of such assets may not be fully recoverable. Impairment is present when the sum of undiscounted estimated future cash flows expected to result from use of the assets is less than carrying value. If impairment is present, the carrying value of the impaired asset is reduced to its fair value determined based upon discounted cash flows, appraisals or other methods. There were no impairment losses recorded during the year ended December 31, 2017.
Goodwill and Intangible Assets - Goodwill and intangible assets represent the fair value in excess of identifiable assets acquired and liabilities assumed. Intangible assets with finite lives are amortized over their estimated useful lives. Goodwill and other intangible assets are tested for impairment upon the occurrence of a triggering event, at the entity level. The Company assesses qualitative factors to determine whether the existence of events and circumstances indicates that it is more likely than not that goodwill is impaired. The Company will only calculate the fair value at the entity level if, based on a qualitative assessment, it is more likely than not that its carrying amount exceeds fair value. Management has determined that no impairment exists at December 31, 2017.
Debt Instruments With Detachable Warrants - The Company allocates the proceeds of debt with detachable warrants based on the fair value of the two instruments at the time of issuance. The portion of the proceeds allocated to the warrant are recorded as additional paid-in capital. The remaining proceeds are allocated to the debt instrument, resulting in a debt discount. The discount is amortized over the life of the debt instrument in accordance with accounting principles generally accepted in the United States of America (GAAP).
Deferred Rent - The Company has entered into various operating leases, which contain provisions for future minimum rent increases and periods in which rent payments are abated. The Company records rent expense on a straight-line basis in accordance with FASB Accounting Standards Codification Topic 840, Leases. The difference between the recognized rent expense and the amounts paid is accrued as deferred rent in the accompanying consolidated balance sheets.
Deferred Financing Costs - Costs associated with negotiating and entering into long-term financing arrangements are deferred and amortized over the life of the related agreement. Deferred financing costs related to a recognized debt liability are presented in the consolidated balance sheets as a direct reduction from the carrying amount of debt. The related amortization is presented as a component of interest expense. Amortization during the year ended December 31, 2017 totaled $29,000.
Foreign Currency - Gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the consolidated results of operations as incurred. Translation gains and losses are reported as the foreign currency translation adjustment element of accumulated other comprehensive income in the consolidated statement of changes in shareholders’ deficit.
Treasury Stock - The Company accounts for treasury stock under the cost method and includes such shares as a reduction of total shareholders’ equity.

WOMBAT SECURITY TECHNOLOGIES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2017

Income Taxes - The Company follows the asset and liability method of accounting for income taxes in accordance with FASB Accounting Standards Codification topic Income Taxes. Deferred income tax assets and liabilities are recorded for the tax effects of temporary differences between the book and tax basis of assets and liabilities at currently enacted tax rates. Such deferred income tax asset and liability computations are based on enacted tax laws, methods and rates applicable to periods in which the differences are expected to affect the taxable income. A valuation allowance for deferred taxes is established, when necessary, to reduce deferred taxes to the amount expected to be realized.
A tax position is a position in a previously filed tax return or a position expected to be taken in a future tax filing that is reflected in measuring current or deferred income tax assets and liabilities. Tax positions shall be recognized only when it is more likely than not (likelihood of greater than 50%), based on technical merits, that the position will be sustained. Tax positions that meet the more-likely-than-not threshold should be measured using a probability-weighted approach as the largest amount of tax benefit that is greater than 50% likely of being realized upon settlement. Whether the more-likely-than-not recognition threshold is met for a tax position is a matter of judgment based on the individual facts and circumstances of that position evaluated in light of all available evidence. The Company accrues interest and penalties related to unrecognized tax benefits in general and administrative expense, respectively. As of December 31, 2017, no liability for uncertain tax positions was recorded. The Company is no longer subject to examination by tax authorities in any major jurisdiction for tax years before 2014.
Advertising Costs - The Company expenses advertising costs as incurred. Advertising expenses totaled $400,000 during the year ended December 31, 2017.
Research and Development Costs - Expenditures for research activities relating to product development and improvement are charged to expense as incurred.
Fair Value Measurement - Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The Company discloses the category of assets and liabilities measured at fair value into one of three different levels, depending on the assumptions (i.e., inputs) used in the valuation.
Recent Accounting Pronouncements - In May 2014, the FASB issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers (Topic 606) (ASU 2014-09). ASU 2014-09 is the result of a joint project of FASB and the International Accounting Standards Board to clarify the principles for recognizing revenue and to develop a common revenue standard for use in the U.S. and internationally. ASU 2014-09 supersedes the revenue recognition requirements in Topic 605 of the FASB Codification and most industry-specific guidance throughout the Industry Topics of the Codification. ASU 2014-09 enhances comparability of revenue recognition practices across entities, industries, jurisdictions and capital markets, reduces the number of requirements an entity must consider for recognizing revenue, and requires improved disclosures to help users of financial statements better understand the nature, amount, timing, and uncertainty of revenue that is recognized. In August 2015, the FASB issued ASU No. 2015-14, which deferred the effective date of ASU 2014-09 by one year. ASU 2014-09 is effective for nonpublic entities for annual reporting periods beginning after December 15, 2018. ASU 2014-09 requires either retrospective application by restating each prior period presented in the financial statements, or retrospective application by recording the cumulative effect on prior reporting periods to beginning retained earnings in the year that the standard becomes effective. The Company is currently assessing the provisions of ASU 2014-09 and the impact that it will have on its consolidated financial statements.
In November 2015, the FASB issued ASU No. 2015-17, Balance Sheet Classification of Deferred Taxes (ASU 2015-17). ASU 2015-17 simplifies the presentation of deferred income taxes by requiring that deferred income tax liabilities and assets be classified as noncurrent in a classified statement of financial position. ASU 2015-17 is effective for nonpublic entities for annual reporting periods beginning after December 15, 2017. Early adoption is permitted. The Company is currently in the process of evaluating the impact of ASU 2015-17 on its consolidated financial statements.
In April 2016, the FASB issued ASU No. 2016-10 Revenue from Contracts with Customers: Identifying Performance Obligations and Licensing (Topic 606) (ASU 2016-10). ASU 2016-10 is intended to reduce the cost and complexity of applying the guidance in the FASB’s new revenue standard on identifying performance obligations, and is also intended to improve the operability and understandability of the licensing implementation guidance. The effective date for ASU 2016-10 is the same as for ASU 2014-09, which will be effective for fiscal years beginning after December 31, 2018. The Company is currently in the process of evaluating the impact of ASU 2016-10 on its consolidated financial statements.

WOMBAT SECURITY TECHNOLOGIES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2017

In February 2016, the FASB issued ASU No. 2016-02 Leases (Topic 842) (ASU 2016-02), which sets out the principles for the recognition, measurement, presentation and disclosure of leases for both parties to a contract (i.e., lessees and lessors). The new standard requires lessees to apply a dual approach, classifying leases as either finance or operating leases based on the principle of whether or not the lease is effectively a financed purchase by the lessee. This classification will determine whether lease expense is recognized based on an effective interest method or on a straight-line basis over the term of the lease. A lessee is also required to record a right-of-use asset and a lease liability for all leases with a term of greater than 12 months regardless of their classification. Leases with a term of 12 months or less will be accounted for similar to existing guidance for operating leases. The new standard requires lessors to account for leases using an approach that is substantially equivalent to existing guidance for sales-type leases, direct financing leases and operating leases. The ASU is expected to impact the Company’s consolidated financial statements, since the Company has certain operating lease arrangements for which it is the lessee. ASU 2016-02 supersedes the previous leases standard, Leases (Topic 840). The standard is effective for fiscal years beginning after December 15, 2019, with early adoption permitted. The Company is currently in the process of evaluating the impact that the adoption of ASU 2016-02 will have on its consolidated financial statements.
In March 2016, the FASB issued ASU No. 2016-09 Compensation - Stock Compensation - Improvements to Employee Share-Based Payment Accounting (Topic 718) (ASU 2016-09), which involves several aspects of the accounting for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. Under the new standard, income tax benefits and deficiencies are to be recognized as income tax expense or benefit in the income statement and the tax effects of exercised or vested awards should be treated as discrete items in the reporting period in which they occur. An entity should also recognize excess tax benefits regardless of whether the benefit reduces taxes payable in the current period. Excess tax benefits should be classified along with other income tax cash flows as an operating activity. In regards to forfeitures, the entity may make an entity-wide accounting policy election to either estimate the number of awards that are expected to vest or account for forfeitures when they occur. This ASU is effective for fiscal years beginning after December 15, 2017, including interim periods within that reporting period; however, early adoption is permitted. The Company is currently in the process of evaluating the impact that the adoption of ASU 2016-09 will have on its consolidated financial statements.
In August 2016, the FASB issued ASU No. 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments, to reduce the existing diversity in practice related to how certain cash receipts and cash payments are presented and classified in the statement of cash flows under Topic 230. The amendments in ASU No. 2016-15 address eight specific cash flow issues and apply to all entities that are required to present a statement of cash flows under Topic 230. The provisions of ASU No. 2016-15 must be applied retrospectively to all periods presented with limited exceptions. The guidance is effective for annual periods beginning after December 31, 2018. Early adoption is permitted. The Company has not elected to early adopt, and is currently assessing the provisions of ASU 2016-15 and the impact that it will have on its consolidated financial statements.
In January 2017, the FASB issued ASU 2017-04 Intangibles - Goodwill and Other (Topic 350) - Simplifying the Test for Goodwill Impairment (ASU 2017-04). ASU 2017-04 simplifies the subsequent measurement of goodwill by eliminating Step 2 from the goodwill impairment test. Under the amendments of this ASU 2017-04, an entity should perform its annual, or interim, goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount. An entity should recognize an impairment charge for the amount by which the carrying amount exceeds the reporting unit’s fair value; however, the loss recognized should not exceed the total amount of goodwill allocated to that reporting unit. Additionally, an entity should consider income tax effects from any tax-deductible goodwill on the carrying amount of the reporting unit when measuring the goodwill impairment loss, if applicable. The amendments of ASU 2017-04 should be applied on a prospective basis. An entity is required to disclose the nature of and reason for the change in accounting principle upon transition in the first annual period and in the interim period within the first annual period when the entity initially adopts the amendments in this ASU. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. The amendments of ASU 2017-04 are effective for the Company’s annual or any interim goodwill impairment tests in fiscal years beginning after December 15, 2021. The Company is currently assessing the impact that ASU 2017-04 will have on its consolidated financial statements.
In May 2017, the FASB issued ASU No. 2017-09 Stock Compensation, which amends the scope of modification accounting for share-based payment arrangements and provides guidance on the types of changes to the terms or conditions of share-based payment awards to which an entity would be required to apply modification accounting under ASC 718. ASU 2017-09 is effective for annual periods beginning after December 15, 2017. Early adoption is permitted. The Company has

WOMBAT SECURITY TECHNOLOGIES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2017

not elected to early-adopt, and is currently assessing the provisions of ASU 2017-09 and the impact that it will have on its consolidated financial statements.

NOTE 3 - PROPERTY AND EQUIPMENT, NET
Property and equipment, net, consist of the following at December 31, 2017:

Computers and equipment	$553,690
Furniture and fixtures	590,995
Leasehold improvement	130,854
Software	143,396
Office equipment	16,842
1,435,777
Less - Accumulated depreciation	(553,939)
$881,838
Depreciation expense was $226,000 during the year ended December 31, 2017.

NOTE 4- INTANGIBLE ASSETS, NET
Intangible assets, net, consist of the following as of December 31, 2017:

	Estimated Useful Life	Amount
Patents	20 years	$271,974
Licensing agreements	17 years	12,145
Customer relationships	5 years	670,000
Developed technology	5 years	1,380,000
		2,334,119
Less: Accumulated amortization		(933,401)
		1,400,718
Pending patents		157,713
Trademarks		210,000
		$1,768,431
Patents consist of legal fees associated with pending or granted patents and are amortized over the life of the patent, which is 20 years from the date the patent is granted.

WOMBAT SECURITY TECHNOLOGIES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2017

The aggregate annual amortization on intangible assets subsequent to December 31, 2017 are as follows:

Year Ending December 31,	Amount
2018	$427,000
2019	427,000
2020	333,000
2021	17,000
2022	17,000
Thereafter	180,000
$1,401,000
Total amortization expense for intangible assets was $422,000 for the year ended December 31, 2017.

NOTE 5 - LINE OF CREDIT
The Company has a line-of-credit agreement with a bank. The agreement includes a $3,000,000 revolving credit line. The line of credit bears interest at prime rate plus 0.5% and matures in May 2018. The Company pledged its assets, including intellectual property. as collateral. There were no borrowings under this agreement in 2017.

NOTE 6 - LONG-TERM DEBT, NET
The Company has a term loan with Escalate Capital Partners (Escalate). The loan bears an interest rate of 11.5% with interest payments due monthly. The terms of the loan require principal payment of $153,000 commencing in October 2018 at which time payments of both principal and interest are due each month. The loan matures in September 2020, at which date the remaining principal and interest are due. The loan is subject to certain financial covenants, including a requirement to maintain certain debt-to-monthly-revenue ratios throughout the term of the agreement. The Company was in compliance with all covenants as of December 31, 2017. The loan was issued in conjunction with the issuance of stock warrants totaling 20,333 shares of common stock, which are vested and exercisable. The Company allocated the proceeds to the loan and the warrants based on their relative fair values. The warrants are exercisable at a price of $0.001 per share and no warrants were exercised prior to December 31, 2017. The difference between the fair value of the term loan and the actual proceeds was recorded as a discount. The relative fair value of the warrant was determined to be $502,000. The discount is being amortized over the life of the loan to interest expense. The Company has the option to borrow an additional $1.5 million, which would result in the issuance of additional stock warrants to purchase 5,545 shares. The total outstanding balance of the term loan was paid subsequent to December 31, 2017 in accordance with the Company’s intent at December 31, 2017.
Long-term debt consisted of the following at December 31, 2017:

Note Payable to Escalate Capital Partners:	$5,500,000
Less - Unamortized discount	(243,927)
Less - Unamortized deferred financing costs	(79,589)
$5,176,484

WOMBAT SECURITY TECHNOLOGIES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2017

NOTE 7 - SHAREHOLDERS’ EQUITY
The Company is authorized to issue 1,888,893 shares of $0.001 par value common stock. As of December 31, 2017 the Company has 843,616 common stock issued and outstanding.
In connection with a reorganization in February 2013, the Board of Directors (Board) authorized 231,000 shares of Series A preferred stock. The Series A preferred stock has the first right to purchase pro-rata shares in any future offerings. Simultaneous with the reorganization, 209,772 shares of Series A Preferred were issued at a price of $11.70 per share. The aggregate liquidation preference of Series A preferred stock is $2,454,332 at December 31, 2017.
In July 2014, the Company issued 399,539 shares of Series B convertible preferred stock to a private equity firm and certain accredited investors at a price of $16.84 for $6,728,237, which, net of financing expense, yielded $6,499,044. Additionally, at the closing of the Series B convertible preferred stock, the Company repurchased 50,892 shares of common stock for $728,265. The aggregate basic liquidation preference of Series B preferred stock is $6,728,237 at December 31, 2017.
In October 2015, the Company issued 76,805 shares of Series B-1 convertible preferred stock to a private equity firm and certain accredited investors at a price of $32.55 for $2,500,003, which net of financing expense, yielded $2,450,353. The aggregate basic liquidation preference of Series B-1 preferred stock is $2,500,003 at December 31, 2017.
Purchases of Series B and Series B-1 convertible preferred stock are entitled to preferential payment equally and over holders of any other class of stock.
The holders of each share of preferred stock are entitled to the number of votes equal to the number of shares of common stock into which such preferred stock is convertible.
The holders of each share of preferred stock have the option to convert each share of preferred stock into shares of common stock (subject to adjustment for events of dilution) at any time at the applicable then-effective conversion price. The Series A, B, and B-1 preferred stock shall automatically be converted into common stock upon the earlier of 1) the date and time, or the occurrence of an event, specified by a vote or written consent or agreement of at least a majority of Series A, B, and B-1 preferred stockholders voting separately as different classes or 2) an initial public offering with aggregate gross proceeds of at least $50,000,000 and such shares are sold to the public at a price per share that is at least five (5) times the Series B-1 Original Issue Price.
Upon the liquidation, dissolution, or winding up or change of control of the Company, the holders of Series B Preferred Stock and Series B-1 Preferred Stock are entitled to receive an amount per share as follows:
In the event that the sum of one times the Series B Original Issue Price ($16.84) or the Series B-1 Original Issue Price" ($32.55), respectively and in accordance with their class and the amount per share that would have been payable in respect of the Series B Preferred Stock and Series B-1 Preferred Stock had all issued and outstanding shares of Series B Preferred Stock and Series B-1 Preferred Stock been converted into Common Stock immediately prior to such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event is:

•
less than 4 times the Series B or Series B-1 Original Issue Price, then an amount per share of Series B Preferred Stock or Series B-1 Preferred Stock equal to the sum of (a) one times the Series B Original Issue Price or Series B-1 Original Issue Price and (b) such amount per share as would have been payable in respect of the Series B Preferred Stock or Series B-1 Preferred Stock had all issued and outstanding shares of Series B Preferred Stock or Series B-1 Preferred Stock been converted into Common Stock immediately prior to such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event;

•
is greater than five times the Series B Original Issue Price or the Series B-1 Original Issue Price, then an amount per share of Series B Preferred Stock or Series B-1 Preferred Stock equal to such amount per share as would have been payable had all issued and outstanding shares of Series B Preferred Stock or Series B-1 Preferred Stock been converted into Common Stock immediately prior to such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event;

•
is less than or equal to five times the Series B Original Issue Price or the Series B-1 Original Issue Price, then an amount per share of Series B Preferred Stock or Series B-1 Preferred Stock equal to the sum of four times the Original Issue Price and the Additional Participation Amount. The “Additional Participation Amount” means (a) the

WOMBAT SECURITY TECHNOLOGIES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2017

product of (i) the Participation Percentage and (ii) the Incremental Participation Amount, divided by (b) the aggregate number of issued and outstanding shares of Series B Preferred Stock or Series B-1 Preferred Stock.
In the event of liquidation, dissolution, or winding up or change of control of the Company, the holders of Series A Preferred Stock are entitled to receive an amount per share as follows:
After the distribution to the holders of Series B Preferred Stock and Series B-1 Preferred Stock, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders before any payments shall be made to the holders of Common Stock by reason of their ownership thereof (reduced by the amounts payable under the Change of Control Bonus), an amount per share of Series A Preferred Stock equal to the greater of: (A) one times $11.70 (the “Series A Initial Issue Price”), plus all dividends accrued or declared but unpaid thereon through and including the date of full payment, or (B) such amount per share as would have been payable had all shares of Series A Preferred Stock been converted into Common Stock immediately prior to such liquidation dissolution or winding up of the Corporation or Deemed Liquidation Event.
If the assets of the Corporation shall be insufficient to permit the payment in full to the holders of the Series B-1 Preferred Stock, the Series B Preferred Stock and the Series A Preferred Stock of all amounts distributable to them, the holders of shares shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.
After payment has been made to the holders of preferred stockholders, the entire remaining assets and funds shall be distributed ratably among the holders of common stock.
Upon receiving a written request at any time after the fifth anniversary of the original issue date of Series B Preferred Stock or Series B-1 Preferred Stock, signed by the holders of a majority of the then outstanding shares of Series B and Series B-1 preferred stock voting as separate classes on an as-converted basis, the Company shall redeem, as requested, all or a portion of the shares of Series B and B-1 Preferred Stock then outstanding. Within 18 months after receipt of request, The Series B and Series B-1 Preferred Stock shall be redeemed in cash at the respective redemption price of each series of preferred stock. Therefore, all shares of Series B and B-1 Preferred Stock have been presented outside of permanent equity on the consolidated balance sheets.
The fair value of the Series A, Series B, and Series B-1 preferred stock was estimated by the Company’s board of directors with assistance from a third-party valuation that utilized methodologies and assumptions consistent with the Company’s most recent common stock valuations.

NOTE 8 - STOCK-BASED COMPENSATION
The Board and shareholders adopted and amended a Stock Incentive Plan (Plan), which allowed for the granting of up to 242,215 options to acquire stock to certain employees. The options have been granted to employees with exercise prices equal to, or in excess of, fair market value at the date of grant. Stock-based compensation in the Plan for the year ended December 31, 2017 totaled $483,000, which is included in general and administrative expenses in the consolidated statement of comprehensive income. The stock options vest over a period of four years and expire 10 years after the vesting start date, the latest date of which is November 2027.
As of December 31, 2017, the total unrecognized stock-based compensation in the aggregate was $834,584, net of tax, which will be recognized over the next four years.
The Company uses various valuation methodologies to estimate the fair value of stock options granted. In 2017, the Company issued 14,025 options using Black-Scholes models. The following table summarizes the assumptions used in the Black-Scholes model during the year ended December 31, 2017:

WOMBAT SECURITY TECHNOLOGIES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2017

Risk-free rates	1.91%
Expected volatility	41%
Expected term	6.0 years
Dividend yield	—%
Forfeiture rate	—%
The risk-free interest rate was developed using the U.S. Treasury yield curve for periods that approximate the expected life of the options at the grant date. No dividend yield was assumed because the Company is not expected to pay cash dividends. Expected volatility is estimated by management based upon review of industry indices and market comparables. The expected term represents the period of time that options granted are expected to be outstanding.
A summary of stock option activity issued under the Plan is as follows:

	Shares	Weighted Average Share Price
Options outstanding at December 31, 2016	155,134	$11.94
Options granted during 2017	14,025	23.90
Options exercised during 2017	20,024	5.03
Options forfeited during 2017	13,954	20.54
Options outstanding at December 31, 2017	135,181	$13.31

	Shares	Weighted Average Remaining Contractual Term (Years)	Intrinsic Value
Outstanding options at December 31, 2017	135,181	7.10	7,366,903
Outstanding options vested at December 31, 2017	96,611	6.62	5,894,001
The intrinsic value for options exercised in 2017 was $1,014,345.
The grant date fair value of vested options is 976,048 at December 31, 2017.

NOTE 9 - INCOME TAXES
The tax effects of significant temporary differences at December 31, 2017 are as follows:

Deferred Income Taxes:
Net operating loss (NOL) carryforward	$3,031,454
Accrued expenses	23,486
Deferred revenue	180,502
Other	69,718
Deferred tax asset, net	3,305,160
Valuation allowance	(3,305,160)
Total deferred tax asset	$—
Indefinite -lived intangibles	$194,746
Total deferred tax liability	$194,746

WOMBAT SECURITY TECHNOLOGIES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2017

The Company’s effective tax rate varied from the statutory U.S. federal income tax rate due primarily to various permanent differences and valuation allowances for deferred tax assets.
The provision for income taxes consists of the following for the year ended December 3l, 2017:

Current:
U.S. federal	$—
U.S. states	—
Foreign	29,337
Current total	29,337
Deferred	46,213
Income Tax Expense	$75,550
In December 2017, the Tax Cuts and Jobs Act (the "Tax Act") was enacted into law. The Tax Act reduces the corporate income tax rate from 34% to 21% and generally modifies certain United States income tax deductions and the United States taxation of certain foreign earnings, among other changes. The Company is required to recognize the effect of tax law changes in the period of enactment. As a result of the Tax Act, the Company has re-measured its United States deferred tax assets and liabilities as well as its valuation allowance against its net United States deferred tax assets.
A reconciliation of the federal statutory tax amount and our income tax expense is as follows:

Federal tax at statutory rate	$891,564
Foreign income at different rate	(24,012)
State taxes	(45,912)
Transaction costs	134,852
Stock compensation	169,190
Other	38,815
Impact of Tax Act	1,840,500
Valuation allowance	(2,929,447)
Income Tax Expense	$75,550
The Company has NOL carryforwards for federal and state income tax purposes of approximately $18,256,000 as of December 31, 2017. Utilization of some of the federal and state NOL carryforwards is subject to annual limitations due to the "change in ownership" provisions of Section 382 of the Internal Revenue Code of 1986 and similar state provisions. The annual limitations may result in the expiration of NOL carryforwards before utilization. These NOL carryforwards expire during the years 2030 through 2037. With respect to the net deferred income tax asset, the ultimate realization of the deferred income tax assets depends on the Company’s ability to generate sufficient taxable income in the future. The Company has weighed the evidence of recent results against the uncertainty of the levels of future years’ income expectations and has concluded that a valuation allowance for the entire balance of its net deferred income tax assets should be recorded at December 31, 2017.

NOTE 10 - ROYALTY FEES
Pursuant to a licensing agreement with Carnegie Mellon University, executed in September 2008, the Company shall pay royalties equal to 2% of net sales in the case of a licensed product that constitutes, is based on, incorporates or utilizes, wholly or in part, exclusively licensed technology and/or any and all derivatives and 1% of net sales in the case of a licensed product that constitutes, is based on, incorporates or utilizes, wholly or in part, limited-exclusively licensed technology and/or any and all derivatives. If a licensed product includes both exclusively licensed technology and limited-exclusively licensed technology, the royalties payable shall be 2% of net sales. In July 2014, the Company negotiated a lower royalty percentage of 0.25% for certain products. Royalty fees paid by the Company during the year ended December 31, 2017 totaled $14,000.

WOMBAT SECURITY TECHNOLOGIES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2017

NOTE 11 - EMPLOYEE BENEFIT PLAN
The Company has a 401(k) plan (plan) covering substantially all employees. The Company matches employee contributions dollar for dollar subject to a maximum of 3% of the employee’s wages. The Company will match 50% of employee contributions up to an additional 2% of the employee’s wages. The Company made matching contributions to the plan of $458,000 in 2017.

NOTE 12 - FAIR VALUE MEASUREMENT
The Company discloses the category of assets and liabilities measured at fair value into one of three levels, depending on the assumptions (i.e., inputs) used in the valuation. Level 1 provides the most reliable measure of fair value, whereas Level 3 generally requires significant management judgment. Financial assets and liabilities are classified in their entirety based on the lowest level of input significant to the fair value measurement. The fair value measurement hierarchy is defined as follows:
Level 1 - Valuations are based on unadjusted quoted prices in an active market for identical assets or liabilities.
Level 2 - Valuations are based on quoted prices for similar assets or liabilities in active markets, or quoted prices in markets that are not active, but for which significant inputs are observable, either directly or indirectly.
Level 3 - Valuations are based on prices or valuation techniques that require inputs that are both unobservable and significant to the overall fair value measurement. Inputs reflect management’s best estimate of what market participants would use in valuing the asset or liability at the measurement date.
The carrying amounts of cash and cash equivalents, accounts receivable, prepaid expenses and other current assets, accounts payable, accrued expenses, deferred revenue and deferred rent approximate fair value because of the short-term maturities of these financial instruments.
The fair value of long-term debt, which is classified as Level 2 of the fair value hierarchy, is determined principally by assessing market rates of similar debt instruments. The fair value of long-term debt approximates the principal value as of December 31, 2017.
There were no assets or liabilities measured on a nonrecurring basis subsequent to their initial recognition.
There were no transfers between fair value hierarchy levels in 2017.

NOTE 13 - COMMITMENTS AND CONTINGENCIES
The Company leases office space at various locations. Total rent expense for the year ended December 31, 2017 amounted to $727,000.
Future minimum rental payments under office space leases as of December 31, 2017 are as follows:

Year Ending December 31	Amount
2018	$877,000
2019	772,000
2020	705,000
2021	705,000
2022	705,000
Thereafter	411,000
$4,175,000

WOMBAT SECURITY TECHNOLOGIES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2017

The Company, from time to time, may be subject to claims that arise in the normal course of business. This includes third parties who may allege infringement of patents or intellectual property rights. These matters may include claims for substantial or indeterminate amounts of damages. The Company records a liability when it believes that it is probable that a loss has been incurred and the amount can be reasonably estimated. If the Company determines that a loss is reasonably possible and the loss or range of loss can be estimated, the Company discloses the possible loss. Significant judgement is required to determine the likelihood of a potential loss and the estimated amount of a potential loss. Regardless of the outcome, litigation can have an adverse impact on the Company due to legal costs, potential settlement costs, and diversion of management resources.
In 2016, the Company was party to a civil lawsuit filed by a competitor for allegedly infringing on various patents owned by the competitor. The Company denied all liability, challenged the validity of the patents and counterclaimed. On November 29, 2017, the Company reached an out-of-court settlement in which neither party admitted liability. The 2016 consolidated financial statements reflected the settlement for which the terms and conditions of the settlement are subject to a confidentially clause.

NOTE 14 - SUBSEQUENT EVENTS
Subsequent events are described as events or transaction that occur after the balance sheet date, but before the consolidated financial statements are available to be issued. Management has evaluated subsequent events through April 6, 2018, the date through which these consolidated financial statements were available to be issued.
On February 2, 2018, the Company, entered into an Agreement and Plan of Merger (the Merger Agreement) with Proofpoint, Inc., a Delaware corporation (Proofpoint), Wales Acquisition Sub Corp., a Delaware corporation and wholly owned subsidiary of Proofpoint (Merger Sub), and Shareholder Representative Services LLC, a Colorado limited liability company, as Stockholders’ Agent.
The Merger Agreement provides for the merger of Merger Sub with and into the Company (the Merger), with the Company surviving the Merger as a wholly owned subsidiary of Proofpoint. The aggregate consideration payable in exchange for all of the outstanding equity interests of the Company was approximately $225 million. The consideration is subject to an adjustment based on (i) customary purchase price adjustment provisions for indebtedness, cash, transaction expenses and net working capital of the Company and (ii) indemnification obligations of the Company shareholders and optionholders after the closing of the Merger. Approximately 10% of the aggregate consideration will be placed in escrow to satisfy certain indemnification obligations of the Company shareholders and optionholders as described in the Merger Agreement
The Merger Agreement contains customary representations, warranties and covenants by Proofpoint, the Company and Merger Sub. The closing of the Merger was subject to customary closing conditions
In conjunction with the Merger, an option cancellation agreement and a warrant cancellation agreement were executed that provided for the cancellation of all outstanding stock options issued under the Plan and the warrant issued to Escalate (see Note 6). The warrant holder and individuals with in-the-money options are entitled to cash payments equivalent to the Common / Series A amount per share less the applicable exercise price.
Also, in accordance with the agreement, the Company amended the royalty agreement with Carnegie Mellon University to provide a royalty-free, fully paid, exclusive, perpetual license of technology. This amendment was executed in conjunction with a payment of $101,715 to Carnegie Mellon University.